Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Pyxis Oncology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (2)(4)

Fees to Be Paid	—	—	—	—	—	—		—

Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(f)	1,003,921	N/A	$3,154,404.23	0.0001102	$347.62
	Total Offering Amounts					$3,154,404.23		$347.62
	Total Fees Previously Paid							$347.62
	Total Fee Offsets							—
	Net Fee Due							—

(1)

Represents the maximum number of shares of common stock, par value $0.001 per share (“Common Stock”), of Pyxis Oncology, Inc., a Delaware corporation (“Pyxis Oncology”), issuable under outstanding warrants (collectively, the “Apexigen Warrants”) to purchase shares of common stock, par value $0.0001 per share (“Apexigen Common Stock”), of Apexigen, Inc., a Delaware corporation (“Apexigen”), which Apexigen Warrants were converted into warrants to purchase shares of Common Stock (the “Pyxis Oncology Warrants”) in connection with the acquisition of Apexigen by Pyxis Oncology that was completed on August 23, 2023. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this post-effective amendment is also registering an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends, recapitalizations or similar events.

(2)

These shares of Common Stock were registered under the registration statement on Form S-4 (File No. 333-272510) filed by Pyxis Oncology with the Securities and Exchange Commission (the “SEC”) on June 8, 2023, as amended by Pre-Effective Amendment No. 1 filed with the SEC on June 29, 2023, which became effective on June 30, 2023 (the “Form S-4”). All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Form S-4.

(3)

At the time of the prior fee payment, calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee based on the average of the high and low prices of Apexigen Common Stock as reported on The Nasdaq Capital Market on June 5, 2023 ($0.5420 per share), multiplied by the estimated maximum number of shares of Apexigen Common Stock issuable upon exercise of the Apexigen Warrants (5,819,934).

(4)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001102.